Exhibit 10.2

Marketing and Distribution Agreement

THIS AGREEMENT made the 3rd day of May. 2012.

BETWEEN:

Healthy Europe., a corporation incorporated under the laws of Italy and having its principal office at Piazza Duse, 4. Milano 20122. Italy

(hereinafter called the “Company”)

AND:	Veda Lab., a corporation incorporated under the laws of France and having its manufacturing and corporate record at city of Alencon, France.

(hereinafter called the “Manufacturer”

AND	Eternity Healthcare Inc., a corporation incorporated under the laws of Canada and having its registered and records office at 410 – 1333 West Broadway, Vancouver, British Columbia V6H 4C1
(hereinafter called the “Marketer” or “Distributor ”)

WHEREAS the Company has obtained certain exclusive rights from the Manufacturer to secure the marketing of diagnostic in vitro products based on the immunochemical or like so, for rapid immunodiagnostic tests.

AND WHEREAS the Marketer (Distributor) , being familiar with the Products, wishes to enter into an Agreement with the Company whereby the Distributor will undertake responsibility for the distribution and sale of the Products on an exclusive basis throughout the Exclusive Territory (as hereinafter defined) and on a non-exclusive basis throughout the Non-Exclusive Territory, on the terms and conditions contained herein;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

1.             DEFINITIONS AND SCHEDULES

Definitions

(1)           As used in this Agreement, the following words and phrases shall have the following meanings:

“Exclusive Territory” means: North America

“Non-Exclusive Territory” means Territory which can be added by written agreement of the Company and the distributor.

“Products” means the home based diagnostic kits produced now or in future for the Company, or its affiliate, by the Manufacturer under his liability, and currently consisting of those mentioned in the Schedule A (attached).

“Term” means the term of this Agreement as provided in subsection 3(1) including any renewal provided there under.

“Trade Mark” means the registered trademarks “PRIMA HOME TEST”.

Schedules

(2)           The attached Schedule A and B form part of this Agreement

2.             APPOINTMENT AND TERRITORY

Appointment

(1)           The Company hereby grants to the Distributor the sole and exclusive right to distribute and sell the Products within the Exclusive Territory and hereby appoints the Distributor as its sole distributor in the Exclusive Territory for this purpose.  The Company hereby grants to the Distributor the non-exclusive right to distribute and sell the Products within the Non-Exclusive Territory and hereby appoints the Distributor as its non-exclusive distributor in the Non-Exclusive Territory for this purpose.

Sub-Distributors

(2)           In connection with the performance of its obligations hereunder, the Distributor shall have the right to appoint sub-distributors, provided that, as a condition of such appointment, such sub-distributors shall be entitled to distribute the Products within the Exclusive Territory and the Non-Exclusive Territory and subject to and in accordance with the terms of this Agreement.

Restriction on Sale of Products

(3)           Subject to the terms of this Agreement, during the Term the Company shall not, directly or indirectly, sell, assign or grant to any other person, firm or corporation, the right to make, sell, or distribute the Products or similar products within the Exclusive Territory.

(4)           The Distributor shall not, directly or indirectly, distribute or sell Products for delivery to any location outside of the Exclusive Territory and the Non-Exclusive Territory.

Competition

(5)           a) The Distributor shall abstain from any direct or indirect competition in the line using immunochromatographic technology. In particular, the Distributor will not produce and distribute for competitive firms identical or similar products, nor will associate directly or indirectly with the competitive firms, in the field of products covered by this agreement.

b) The Distributor has the right to relinquish itself from above (clause 5a), if the Company did not demonstrate a reasonable approach or participate in fixing the market share or pricing (price adjustment) or otherwise to maintain the market in the Territories. In this case the Company will be immediately free from every responsibility, obligation and limitation of exclusive and of development of “Private Labelling” with the Distributor.

(6)           The Company shall not develop similar product “Private Labelling”: for another company to distribute within Exclusive Territories.

Referrals

(7)           The Company agrees to refer to the Distributor all enquiries, orders or requests for Products originating from or intended for delivery within the Exclusive Territory.

Solicitation

(8)           The Distributor agrees that it will not solicit orders for Products, advertise the Products, maintain any branch for marketing the Products or keep any stock of the Products outside the Exclusive Territory and Non-Exclusive Territory.

3.             TERM AND RENEWAL

Term

(1)           This Agreement shall become effective upon its execution by all parties hereto and, unless terminated earlier in accordance with the provisions of this Agreement, shall remain in effect for a period of 3 years from the date of such execution (the “Initial Term”).

Renewal

(2)           Upon the expiry of the Initial Term and provided that the Distributor meets its minimum purchase quota, as defined below, and further that the Distributor is not otherwise in default hereunder, the Distributor may, by notice in writing to the Company, to be given not less than 90 days prior to the expiry of the Initial Term, renew this Agreement upon the terms and conditions herein contained for an additional 3 year term (the “Renewal Term”). The Distributor may further renew this Agreement for successive one year terms from time to time thereafter on the same terms as for the Renewal Term.

4.             OBLIGATIONS OF THE DISTRIBUTOR

Minimum Purchase Quota

(1)           After all regulatory approvals are obtained in the Exclusive Territory for the Products identified in Schedule A (if required for the sale of those Products) the Distributor covenants and agrees to purchase from the Company a quota of at least 30,000 Products per year with an increase of 20% per each following year.

(2)           In the event that the Distributor shall purchase more than the minimum purchase quota required in a particular year, the 50% of the excess shall be credited towards meeting its quota for the subsequent year.

Other Obligations

(3)           The parties agree that during the term of this Agreement the Distributor shall:

(a)           Use its reasonable efforts to advertise and promote the sale of the Products in the Territory and to make regular and sufficient contact with the present and potential customers of the Distributor;

(b)           Anticipate requirements and order promptly when required for the purpose of facilitating shipments at minimum transportation costs;

(c)           Maintain adequate sales and warehouse facilities and sufficient stock of the Products to ensure prompt service to customers of the Distributor; and

(d)           Promptly comply with the terms of sale for any of the Products as herein provided and promptly pay the sale price as herein provided.

(e)           Be responsible for obtaining regulatory approval for Products in the Territory. The cost of obtaining regulatory approval will be initially paid by the Distributor, but all will be reimbursed by the Company as soon as regulatory approval is granted

(4)           In the event that the Distributor fails to meet the minimum sales quotas set out in Section 4(1), the Company’s sole recourse will be to terminate the exclusive grant and appointment by notice in writing to the Distributor.  In that case, the grant and appointment will be on a non-exclusive basis for the Exclusive Territory and all other terms and conditions of this Agreement will remain in effect.  Prior to any such termination, the Company will provide to the Distributor 60 days notice of its intention to terminate the exclusive grant and appointment.  The Distributor shall have 60 days from receipt of such notice to purchase any quota deficiencies and upon such purchase, the annual quota requirements will be deemed to have been fulfilled.

5.             PRICES

Sale Prices

(1)           The Company shall, from time to time, provide the Distributor with its price-list, the current form of which is attached hereto as Schedule “B”, with respect to the Products quoted FOB the Company’s or the manufacturer’s plant. The Company shall sell the Products to the Distributor at the lowest wholesale price for the Products set out in the most recent price-list provided by the Company. The Distributor will then resell the Products to its customers in the Territory.

(2)           The Company may, from time to time during the Term, alter all or vary any of the prices in respect of any of the Products by giving notice of such change to the Distributor in writing which notice may only be given within 30 days after each 2 year anniversary date of this Agreement and shall be effective for the following 2 year period during the term.

(3)           In the event that the exchange rate between the Euro and the US Dollar increases or decreases by more than seven percent (7% - seven percent) from the Effective Date (and after at least 3 months from the last adjustment) then the Parties will adjust the Prices to divide in half, to either Party, the relevant financial effects.

Payment

(5)           The Company will invoice the Distributor for all Products sold to it hereunder. First 5000 kits per products will be pre-paid. Ordinary payment terms will require the Distributor to pay for all orders of Products within thirty (30) days of the date that the Products are delivered to the Distributor’s designated warehouse. The Company may request a letter of credit from the Distributor, which shall be entertained.

Price-List

(5)           The Company may provide to the Distributor, from time to time, lists setting out its suggested selling prices with respect to the Products. The Distributor shall have the right to establish its own selling prices for the Products. If the Distributor does not sell the Products at the selling prices suggested by the Company, the Distributor will not suffer in any way in its business relations with the Company or any other person whom the Company can otherwise influence or control.

Sales and Marketing

(6)           Subject to the provisions of this Agreement, the determination of sales and marketing strategies and selling prices for the Products during the Term shall be the sole responsibility of the Distributor.

Consultation

(7)           The Distributor agrees to consult with the Company from time to time in connection with sales and marketing strategies for the Products. In addition, the Distributor agrees to report regularly to the Company upon marketing conditions affecting the sale of Products within the Exclusive Territory.

6.             RESPONSIBILITIES OF THE COMPANY

(1)           The parties agree that during the term of this Agreement the Company shall:

(a)           Provide the Distributor with such information as the Company considers appropriate in order to assist the Distributor in the preparation of sales promotion material and shall provide the Distributor with its sales promotional material relating to the Products in order to facilitate advertising of the Products, together with such information as the Company deems appropriate in connection with any warranties relating to the Products;

(b)           Replace, at its own cost, any and all Products which are delivered by the Company to the Distributor in a defective or unsatisfactory state, for Company liabilities; prior to the replacement the defect must be confirmed by the Manufacturer through the retention samples that the Manufacturer shall keep for any lot/shipment. If the defective is confirmed, the Company, at its costs, shall ask the Distributor to either  destroy the defective products locally or to ship them back.

(c)           Arrange for the manufacture and delivery of all orders of Products placed by the Distributor to the Distributor at its designated warehouses in a prompt and timely manner;

(d)           Properly maintain or cause to be filed applications for the registration of the Trade-Mark;

(e)           Bear all liability in respect of the Products for any and all matters arising out of the manufacture of the Products;

(f)           Permit the Distributor to hold itself out as an authorized distributor of the Products;

(g)           Package and label all Products in accordance with applicable Canadian and US standards and in compliance with Health Canada (HC) and FDA, provided that Distributor will supply French language translation for Products to be sold in Canada and Company will ensure packaging incorporates the same and is fully compliant with applicable Canadian regulations;

(h)           Reimburse the Distributor the Canadian registration fees at 20% rate – in free Products - against each order until is fully paid. For eventually FDA registration fees the Parties will discuss and agree when necessary.

(2)           Company represents and warrants to the Distributor that:

(a)           The recitals to this Agreement are true and correct;

(b)           The Company has all the right, title and interest in and to the Products and has the right to license the Distributor herein; and

(c)           The Company has not granted to any other person, other than the Distributor, any licence or other right to manufacture, sell or otherwise deal with the Products in the Exclusive Territory.

7.             TERMINATION

(1)           Each of the Distributor and the Company shall have the right to terminate this Agreement (except for those provisions which by their nature survive termination), upon the occurrence of any of the following events, such termination to be effective six months upon the receipt or deemed receipt by the other party of notice to that effect:

(a)           If a party is in default of any of the provisions, terms or conditions herein contained and shall fail to remedy such default within 60 days of written notice thereof from the other party;

(b)           The other party becomes bankrupt or insolvent (as such terms are defined by the Bankruptcy and Insolvency Act ), makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

(c)           if the other party winds-up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder; or

(d)           if a receiver or other custodian (interim or permanent) of any of the assets of the other party is appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the other party or its assets or if distress is made against the other party’s assets or any part thereof.

(2)           Upon termination of this Agreement for any reason whatsoever, the following shall apply:

(a)           Each party shall re-convey and release to the other party all rights and privileges granted by this Agreement;

(b)           The Distributor shall return to the Company all advertising, informational or technical material given to the Distributor by the Company;

(c)           The Distributor shall cease using the Company’s trade-names and trade-marks and thereafter refrain from holding itself out as an authorized distributor of the Company;

(d)           if requested by the Company, the Distributor shall sell to the Company, at the original net price paid by the Distributor plus actual freight charges for delivery to the Company, all of the Products sold by the Company to the Distributor and on hand in the Distributor’s place of business or in the possession or the control of the Distributor at the time of termination of this Agreement and deliver same to the Company forthwith upon request, provided however, that the Company may reject any of the Products so delivered, which are not in first class condition; and

(e)           The Distributor shall immediately pay all amounts owing by it to the Company.

(3)           This section, number 7, shall survive the termination of this Agreement.

8.             TRADE-MARK

Use of Trade-Mark

(1)	The Company hereby grants the Distributor the right to sell the Products bearing its Trade-Mark and in connection with the use of such Trade-Mark, the parties agree as follows:

(a)           The Distributor shall notify the Company promptly of any suspected infringement or passing off or any pending or threatened litigation or other proceeding concerning the Trade-Mark which may come to its attention;

(b)           the Company shall use its best efforts to prosecute, defend and conduct at its own expense all suits involving the Trade-Mark including, without limitation, actions involving infringement or passing off and will undertake any actions or litigate any proceeding reasonably necessary for the protection of the Trade-Mark and the Distributor shall provide every assistance to the Company in such defence at the cost of the Company; and

(c)           nothing in this Agreement shall be deemed in any way to constitute any transfer or assignment by the Company of the Trade-Mark to the Distributor or give the Distributor any right, title or interest in or to the Trade-Mark and the Distributor acknowledges that all trade-marks, copyrights and all other proprietary marks are and shall remain the exclusive property of the Company.

9.             ASSIGNMENT

The parties covenant and agree that the parties shall not, without the prior written consent of the Company transfer the whole of this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing the parties shall have the right to transfer this Agreement to a controlled company or to an affiliate.  Upon such transfer, the party shall provide notice of the transfer to the other party and the transferring party shall have no further obligation under this Agreement provided that the transferee agrees to assume all rights and responsibilities hereunder henceforth.

10.           INDEPENDENT CONTRACTOR

This Agreement does not and shall not be construed to create any partnership or agency whatsoever as between the Company and the Distributor and the Distributor shall not, by reason of any provision herein contained, be deemed to be the partner, agent or legal representative of the Company nor to have the ability, right or authority to assume or create, in writing or otherwise, any obligation of any kind, express or implied, in the name of or on behalf of the Company.

11.           PRODUCT WARRANTIES AND CONDITIONS LIMITED TO THE EXCLUSIVE TERRITORY

(1)           The Company warrants that:

(a)           the Products shall be delivered to the Distributor free from any rightful claim by any person with respect to any patent, trade mark, copyright or industrial design rights, without prior knowledge of the Distributor;

(2)           The Company indemnifies and shall save the Distributor harmless from and against any liability, damages, claims, proceedings or cost to which the Distributor may be subject or that may be brought against the Distributor by reason of or sale or use of any Products, including any claim relating to the breach of any patent, trade mark, industrial design, copyright or other industrial or intellectual property rights of a third party or breach of warranty herein.

(3)           The Company warrants that all Products shall be of merchantable quality at the time when they are delivered so that they may pass in trade without objection, and in particular all Products shall:

(a)           Be properly manufactured and assembled in good and workmanlike manner;

(b)           Be fit for all uses and purposes to which Products of that type are normally put;

(c)           Be adequately contained, packaged and labeled for the purposes of identification in packaging suitable for resale to the general public;

(d)           Conform to all promises and descriptions contained on all packaging and labels on the Products;

(e)           Will have a shelf life of at least 2 years from the delivery date.

(4)           For the non-exclusive territory product warranties and conditions will be defined in mutual agreement by the Parties subject to a further verification by the Distributor of the local regulations and rights.

12.           GENERAL CONTRACT PROVISIONS

Entire Agreement

(1)           This Agreement constitutes the entire agreement between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all the parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

Headings

(2)           The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Severability

(3)           In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

Governing Law and Dispute Resolution

(4)           This Agreement is subject to the law and the court depending on defendant. The Parties shall attempt in good faith to resolve promptly any dispute, arising out of or relating to this Agreement by negotiation. Any dispute that cannot be settled through negotiations shall be subjected to Commercial court of defendant

Notices

(5)           All notices, requests, demands or communications made pursuant to the terms hereof or required or permitted to be given by one party to another shall be given in writing by personal delivery or by registered mail, postage prepaid, addressed to such other party or delivered to such other party at the first above written or at such other address as may be given by any of them to the other from time to time and such notices, requests, demands or other communications shall be deemed to have been received when delivered, or, if mailed, five (5) business days following the date of mailing thereof, provided that if any such notice, request, demand or other communication shall have been mailed and regular mail service shall be interrupted by strikes or other irregularities, such notices, requests, demands or other communications shall be deemed to have been received five (5) business days after the day following the resumption of normal mail service.

Time of the Essence

(6)           Time shall be of the essence.

Further Assurances

(7)           The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

Successors and Assigns

(8)           This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, if agreed by the Parties.

Non-Waiver

(9)           No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

Force Majeure

(10)           In the event of an inability or failure by the Company to manufacture, supply or ship any of the Products herein by reason of any fire, explosion, war, riot, strike, walk out, labour controversy, flood, shortage of water, power, labour, transportation facilities or necessary materials or supplies, default or failure of carriers, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent jurisdiction, or any other direct cause beyond the reasonable control of the Company, then the Company shall not be liable to the Distributor during the period and to the extent of such inability or failure.

Binding

(11)  This agreement is binding only when both Schedule A and B are signed.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date and year first above written.

Eternity Healthcare Inc.

Per:	/s/ signed
Name:
Title:
Phone number:
Email:

Healthy Europe Inc.

Per:	/s/ signed
Name:
Title:
Phone number:
Email:

Veda Lab Inc.

Per:	/s/ signed
Name:
Title:
Phone number:
Email: